Registration No. 33-_____

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SOUTHCOAST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


          South Carolina                                         57-1079460
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                           534 Johnnie Dodds Boulevard
              (Address of principal executive offices and zip code)

                        SOUTHCOAST FINANCIAL CORPORATION
                        2010 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)


       L. Wayne Pearson                           Copies to:
       President and Chief Executive Officer      George S. King, Jr., Esquire
       Southcoast Financial Corporation           Suzanne Hulst Clawson, Esquire
       530 Johnnie Dodds Boulevard                Haynsworth Sinkler Boyd, P.A.
       Mt. Pleasant, South Carolina 29464         1201 Main Street, Suite 2200
(Name and address of agent for service)           Columbia, South Carolina 29201
                                                         (803) 779-3080
             (843) 884-0504
      (Telephone number, including
    area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [ ]                    Accelerated filer      [ ]

Non-accelerated filer  [ ]                     Smaller reporting company  [X]
(Do not check if a smaller reporting company)


                                          Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                                           Proposed                   maximum
  Title of securities          Amount to be            maximum offering         aggregate offering            Amount of
   to be registered          registered(1)            price per share(2)             price(2)              registration fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     no par value              200,000 shares             $2.845                  $569,000.00                 $40.57
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the Nasdaq Global Market on June 23, 2010.

                                                         Exhibit Index on page 6

                                     PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant chosen to participate in the Southcoast Financial Corporation 2010 Employee Stock Purchase Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference herein the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-25933).

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

          The Registrant's Current Reports on Form 8-K filed February 2, 2010, April 27, 2010, and May 25, 2010.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (c)  The description of  Registrant's  common stock set forth under Part I,
          Item 8 of Registrant's Registration Statement on Form 10-SB (File No. 0-25933), including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

Not applicable.

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

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions although the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The Company's Articles of Incorporation do not limit such indemnification.

         The Company's Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, the Articles of Incorporation do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "Act") or (iv) for any transaction from which the director derived an improper personal benefit. This provision of the Articles of Incorporation eliminates or limits the liability of a director only to the maximum extent permitted from time to time by Section 33-2-102(e) of the Act and by the Act or any successor law or laws. Any repeal or modification of this protection by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4 Southcoast Financial Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Registrant's Proxy Statement for the 2010 Annual Meeting of Shareholders)

          5      Opinion of Haynsworth Sinkler Boyd, P.A.

         23.1    Consent of Elliott Davis, LLC

         23.2    Consent of Haynsworth Sinkler Boyd, P.A. (included in
                 Exhibit 5).

         24      Power of Attorney (included on signature page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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

         Provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

         Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

         Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of South Carolina on June 10, 2010.

                               Southcoast Financial Corporation

                                    s/L. Wayne Pearson
                               By:----------------------------------------------
                                    L. Wayne Pearson
                                    President and Chief Executive Officer


                                    s/William C. Heslop
                               By:----------------------------------------------
                                    William C. Heslop
                                    Executive Vice President and Chief
                                    Financial Officer (principal financial
                                    officer and principal accounting officer)

                                POWER OF ATTORNEY

     Each person whose signature  appears below hereby  constitutes and appoints
L. Wayne Pearson and William C. Heslop, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                                Title                                       Date


s/Tommy B. Baker
-------------------------                Director                                    June 10, 2010
Tommy B. Baker

s/William A. Coates
-------------------------                Director                                    June 10, 2010
William A. Coates

s/William C. Heslop
-------------------------                Senior Vice President and                   June 10, 2010
William C. Heslop                        Chief Financial Officer

s/Stephen F. Hutchinson
-------------------------                Director                                    June 10, 2010
Stephen F. Hutchinson

s/L. Wayne Pearson
-------------------------                Chairman, Chief Executive Officer,          June 10, 2010
L. Wayne Pearson                         Director

s/Robert M. Scott
-------------------------                Director                                    June 10, 2010
Robert M. Scott

s/James P. Smith
--------------------------               Director                                    June 10, 2010
James P. Smith

                                  EXHIBIT INDEX

EXHIBIT

4 Southcoast Financial Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Registrant's Proxy Statement for the 2010 Annual Meeting of Shareholders)

5         Opinion of Haynsworth Sinkler Boyd, P.A.

23.1      Consent of Elliott Davis, LLC

23.2      Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)

24        Power of Attorney (included on signature page)




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